UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2024

FIVE BELOW, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-35600	75-3000378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Market Street
Suite 300
Philadelphia, PA 19106
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 546-7909

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FIVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2024 Annual Meeting of Shareholders of Five Below, Inc. (the “Company”) was held on June 11, 2024 (the “Annual Meeting”). A total of 55,192,192 shares of the Company’s common stock were entitled to vote as of April 16, 2024, the record date for the Annual Meeting, of which 51,206,091 were present in person or by proxy at the Annual Meeting. The following is a summary of the final voting results for each matter presented to shareholders, which are described in detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the U.S. Securities and Exchange Commission on May 2, 2024.

PROPOSAL 1: Election of nine Directors to hold office until the 2025 Annual Meeting of Shareholders.

Name	For	Against	Abstentions	Broker Non-Votes
Joel D. Anderson	49,153,098	384,390	22,456	1,646,147
Kathleen S. Barclay	47,520,623	2,017,024	22,297	1,646,147
Karen Bowman	49,357,755	90,598	111,591	1,646,147
Dinesh S. Lathi	49,083,427	454,065	22,452	1,646,147
Richard L. Markee	49,020,134	516,827	22,983	1,646,147
Thomas M. Ryan	47,282,376	2,254,671	22,897	1,646,147
Mimi E. Vaughn	49,295,956	152,572	111,416	1,646,147
Thomas G. Vellios	42,781,529	6,756,099	22,316	1,646,147
Zuhairah S. Washington	49,030,453	417,454	112,037	1,646,147

PROPOSAL 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2025.

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,528,432	1,656,446	21,213	0

PROPOSAL 3: Approval on an advisory (non-binding) basis of the Company’s named executive officer compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,379,809	2,149,746	30,389	1,646,147

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Below, Inc.

By:	/s/ Kristy Chipman
Name:	Kristy Chipman
Title:	Chief Financial Officer and Treasurer

Date: June 12, 2024